Exhibit 10.1
ADDENDUM # 1

EMPLOYMENT AGREEMENT OF ALEXEY KOTOV

This Addendum # 1, dated July 29, 2013 is entered between CASPIAN SERVICES, INC., a Nevada corporation (the “Employer”), and Mr. ALEXEY KOTOV, an individual residing in Salt Lake City, Utah (“Executive”), referred to as the parties or party.

WHEREAS: The Parties have entered into Employment Agreement, Effective Date August 2, 2010 (“Employment Agreement”) for a period of 3 year; and

WHEREAS: The parties hereby wish to extend the Term of the Employment Agreement in accordance with this Addendum # 1.

Subject to the approval of this Agreement by the Employer’s Board of Directors, the parties agree as follows:

AGREEMENT:

1.	To extend the original Term of the employment, defined in Section 3, (a) of the Employment Agreement for additional period of THREE YEARS starting August 1, 2013.
2.	Effective Date as defined and used in the Employment Agreement shall be set changed and modified as August 1, 2013.
3.	All other provisions of the Employment Agreement shall remain in full force and effect unless modified by an addendum in writing.

SIGNATURES:

CASPIAN SERVICES, INC.

By: /s/ Mirgali Kunayev
Name: Mirgali Kunayev
Title: Chairman of the Board

EMPLOYEE:
By: /s/ Alexey Kotov
Name: Alexey Kotov